Filed Pursuant to Rule 424(b)(4)

Registration No. 333-256175

Registration No. 333-217215

PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 24, 2021)

5,406,633 Shares

Inspired Entertainment, Inc.

Common Stock

The Selling Stockholder (as defined herein) identified in this prospectus supplement is offering an aggregate of 5,406,633 shares of our common stock, par value of $0.0001 per share (our “Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus. We are not selling any shares in this offering and will not receive any of the proceeds from the sale of our Common Stock by the Selling Stockholder, except as otherwise disclosed in “The Offering” beginning on page S-8 and “Use of Proceeds” beginning on page S-14 of this prospectus supplement.

Our Common Stock is listed on the Nasdaq Capital Market, or NASDAQ, under the ticker symbol “INSE.” On May 24, 2021, the last reported sale price of our Common Stock was $ 10.41 per share.

	Per Share	Total
Public offering price	$9.2500	$50,011.355.2500
Underwriting discount and commissions(1)	$0.4625	$2,500,567.7625
Proceeds, before expenses, to the Selling Stockholder	$8.7875	$47,510,787.4875

(1)	See “Underwriting” beginning on page S-17 of this prospectus supplement for additional information regarding total underwriting compensation.

The Selling Stockholder has granted the underwriters an option to purchase up to an additional 810,995 shares of our Common Stock (the “Over-Allotment Option”) at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus to read about factors you should consider before buying shares of our Common Stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Common Stock is expected to be made on or about June 1, 2021.

Bookrunners

B. Riley Securities	Macquarie Capital

Co-Managers

Craig-Hallum	Roth Capital Partners	Union Gaming

The date of this prospectus supplement is May 26, 2021

PROSPECTUS

We have not, the Selling Stockholder has not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We, the Selling Stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, the Selling Stockholder is not and the underwriters are not making an offer to sell our Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectuses is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. Information contained on our website, or any other website operated by us, is not part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement.

Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Common Stock and also adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus dated May 24, 2021, provides more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus”, we are referring to both parts of this document combined. In the event that information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context suggests otherwise, references in this prospectus supplement to the “Company”, “we”, “us,” and “our” refer to Inspired Entertainment, Inc., a Delaware corporation and its subsidiaries. References to the “Selling Stockholder” refer to The Landgame Trust (Evan Davis, Trustee) (see “Selling Stockholder” beginning on page S-16 for additional information about the Selling Stockholder). References to the “SEC” refer to the Securities and Exchange Commission. References to the “underwriters” are to B. Riley Securities, Inc., Macquarie Capital (USA) Inc., Craig-Hallum Capital Group LLC, Roth Capital Partners, LLC and Union Gaming Securities, LLC.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statements (including the amendments thereto). The registration statements (including the amendments thereto) filed with the SEC include or incorporate by reference exhibits that provide more detail about the matters discussed in this prospectus supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus, and the related exhibits filed with the SEC.

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CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements and other information set forth in this prospectus supplement and the accompanying prospectus may relate to future events and expectations, and as such constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Our forward-looking statements include, but are not limited to, statements regarding our business strategy, plans and objectives and our expected or contemplated future operations, results, financial condition, beliefs and intentions. In addition, any statements that refer to projections, forecasts or other characterizations or predictions of future events or circumstances, including any underlying assumptions on which such statements are expressly or implicitly based, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “can”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “scheduled”, “seek”, “should”, “would” and similar expressions, among others, and negatives expressions including such words, may identify forward-looking statements.

Our forward-looking statements reflect our current expectations about our future results, performance, liquidity, financial condition, prospects and opportunities, and are based upon information currently available to us, our interpretation of what we believe to be significant factors affecting our business and many assumptions regarding future events. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, our forward-looking statements. This could occur as a result of various risks and uncertainties, including the following:

● the persistence of the ongoing global coronavirus (COVID-19) pandemic on our business with respect to the potential duration and frequency of the various Government-ordered emergency measures including travel restrictions, social distancing and/or shelter in place orders and closure of retail and leisure, resurgences in various regions and appearances of new variants requiring ongoing reinstitution of such Government-ordered emergency measures;

● government regulation of our industries;

● our ability to compete effectively in our industries;

● the effect of evolving technology on our business;

● our ability to renew long-term contracts and retain customers, and secure new contracts and customers;

● our ability to maintain relationships with suppliers;

● our ability to protect our intellectual property;

● our ability to protect our business against cybersecurity threats;

● our ability to successfully grow by acquisition as well as organically;

● fluctuations due to seasonality;

● our ability to attract and retain key members of our management team;

● our need for working capital;

● our ability to secure capital for growth and expansion;

● changing consumer, technology and other trends in our industries;

● our ability to successfully operate across multiple jurisdictions and markets around the world;

changes in local, regional and global economic and political conditions; and

● other factors.

In light of these risks and uncertainties, and others discussed in this prospectus supplement, there can be no assurance that any matters covered by our forward-looking statements will develop as predicted, expected or implied. Readers should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. We advise you to carefully review the reports and documents we file from time to time with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains selected information about us and this offering. Because this is a summary, it may not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus carefully, including, but not limited to, the information set forth under our consolidated financial statements and the schedules and related notes, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 10, 2021), our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 14, 2021, both of which are incorporated by reference herein, and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a global gaming technology company, supplying content, platform and other products and services to online and land-based regulated lottery, betting and gaming operators worldwide through a broad range of distribution channels, predominantly on a business-to-business basis. We provide end-to-end digital gaming solutions (i) on our own proprietary and secure network, which accommodates a wide range of devices, including land-based gaming machine terminals, mobile devices and online computer applications and (ii) through third party networks. Our content and other products can be found through the consumer-facing portals of our interactive customers and, through our land-based customers, in licensed betting offices, adult gaming centers, pubs, bingo halls, airports, motorway service areas and leisure parks.

Our customer base includes regulated operators of lotteries, licensed sports bookmakers, gaming and bingo halls, casinos and regulated online operators, adult gaming centers, pubs, holiday parks, and motorway service areas. Some of our key customers include William Hill, SNAI, Sisal, Lottomatica, Betfred, Paddy Power and Betfair (each part of Flutter Entertainment), Genting, bet365, Sky Bet, Fortuna, the Greek Organisation of Football Prognostics, Entain, the Pennsylvania Lottery, Bourne Leisure, Stonegate, Mitchells & Butler, Marstons, Greene King, JD Wetherspoon, Parkdean Resort, Centre Parcs Resorts and Novomatic. Geographically, 70% of our revenues (excluding $42.2 million of VAT-related revenue remitted to us by two of our major UK customers, to which we were entitled because of a UK tax ruling, which created a rebate of value added tax that had otherwise been incorrectly applied to certain gaming machines in their estate in the past) for the year ended December 31, 2020 were generated from our UK operations, with the remainder generated from Italy, Greece and the rest of the world.

Our products are designed to operate within applicable gaming and lottery regulations and our customers are regulated gaming or lottery operators or are otherwise licensed to operate our products.

We conduct business across different jurisdictions of which United Kingdom, Italy and Greece have historically contributed the most significant recurring revenues. We are licensed or certified (as applicable) by the Gambling Commission in the United Kingdom, and by the Hellenic Gaming Commission in Greece, and registered with L’Agenzia delle dogane e dei Monopoli in Italy. We are licensed by regulators in other jurisdictions such as the Malta Gaming Authority, Licensing Authority of Gibraltar, the Alderney Gambling Control Commission, the Belgian Commission, Autorité Des Marchés Financiers (Quebec) and we hold licenses with the states of New Jersey, Illinois, Saskatchewan, Michigan and West Virginia. We are currently in the process of applying for licensure in Pennsylvania and Alberta, where we expect to benefit from any future market growth.

Certain product and company names referred to herein are trademarks™ or registered® trademarks of their respective holders.

Product Overview

We currently operate in four business segments: Gaming, Leisure, Virtual Sports and Interactive, as further described below.

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Gaming Segment

Our Gaming segment supplies gaming terminals as well as gaming software and games for the terminals provided to betting offices, casinos, gaming halls and high street adult gaming centers. It utilizes our Server Based Gaming (“SBG”) technology to supply products to our customers’ global land-based gaming venues. SBG products offer an extensive portfolio of games through digital terminals. Our games are currently deployed through more than 31,500 digital terminals. Because our SBG products are fully digital, they interact with a central server and are provided on a “distributed” basis, which allows us to access a wide geographic footprint through internet and proprietary networks.

Our SBG game portfolio includes a broad selection of popular omni-channel slots titles including the CenturionTM game family and Super Hot FruitsTM (featuring the Sizzling Hot SpinsTM game family). These games offer customers a wide range of volatilities, return-to-player and other special features, which we collectively refer to as “game math.” We also offer a range of more traditional casino games through our SBG network, such as roulette, blackjack and numbers games.

We distribute games to devices through different game management systems (“GMS”), each tailored to a specific operator or sector. Our CORETM GMS is designed for distributed street-gaming sectors and uses the Company’s cabinets in combination with gaming content from the Company, as well as a wide portfolio of content from independent game developers. CORE-CONNECT is our American Gaming Association G2S standard-based video lottery terminal (“VLT”) GMS, currently deployed in the Greek VLT sector and North America. Our SBG products comply with all requirements in the UK (B2/B3), Italy (‘6B), Greece (G2S) and Illinois (G2S).

Our SBG terminals in the United Kingdom account for a material portion of all SBG terminal placements, and we offer over 150 games for play across this portfolio. We are also a material supplier to customers in Greece and Italy. Over the past two years, we have grown our business in North America where we have sold products in Illinois and to the Western Canada Lottery Corporation. We offer SBG terminals such as the Flex4k curved screen, EclipseTM, ValorTM, OptimusTM, BlazeTM and Sabre HydraTM, each offering a different size terminal, graphics, technology and price proposition.

Leisure Segment

We are a supplier of gaming terminals and amusement machines to the Leisure and Hospitality sectors and one of the largest operators of “pay to play” gaming terminals and amusement machines in the UK. As of December 31, 2020, we supplied and operated over 11,600 gaming terminals and 7,000 pool tables, prize vending and jukeboxes located in pubs, bingo halls, bowling centers, family entertainment centers and adult gaming centers. We also service approximately 2,200 gaming terminals under maintenance only contracts. The increasing majority of gaming terminals we operate are server based, allowing us to distribute content supplied by our “in house” design studios as well as some of the most popular content titles from our strategic partners.

In addition, we also supply and operate approximately 9,300 amusement machines and 2,200 gaming terminals in family entertainment centers and adult gaming centers located in holiday parks, bowling centers and other entertainment venues. These include virtual reality simulators and arcade games, redemption and skill with prize games, basketball, air hockey and cue sports. Commercial arrangements across our Leisure segment are typically structured as either revenue participations or fixed fee rental agreements.

Our customers in this segment include the vast majority of recognizable brands that participate in the geographies and sectors in which we operate. These customers include large pub operators JD Wetherspoons, Stonegate Pub Company, Marstons PLC, Greene King, Mitchells and Butler, Punch Taverns, Whitbread and Star Pubs and Bars (Heineken). In the Bingo sector, we supply gaming terminals and services to Buzz Bingo and Mecca. We supply gaming terminals and services to transport hub operators, Moto and Welcome Break and major airports including Heathrow. We also operate our own adult gaming centers under the Quicksilver brand in Extra Motorway Services. We have commercial joint ventures with holiday park operators Parkdean Resorts and Bourne Leisure across their Haven and Warner Hotels brands, where we supply machines and trained staff to manage and operate gaming machines and non-gaming machines.

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Virtual Sports Segment

Our Virtual Sports business designs, develops, markets and distributes ultra-high-definition games that create an always-on sports wagering experience in betting shops, other locations and online. Our Virtual Sports product comprises a complex software and networking package that provides fixed odds wagering on an ultra-high definition computer rendering of a simulated sporting event, such as soccer, football or basketball. Players can bet on the simulated sporting event, in both a streaming and on-demand environment, overcoming the relative infrequency of live sporting events. We have developed this product using an award-winning TV and film graphics team with advanced motion capture techniques.

We believe we are one of the most innovative suppliers of Virtual Sports gaming products in the world. We offer a wide range of sports and numbers games to approximately 32,000 retail venues as well as through various online websites. Our products are installed in over 35 gaming jurisdictions worldwide, including the UK, Italy, Greece, Morocco, and the U.S.

Our Virtual Sports game portfolio includes titles such as V-Play Soccer, V-Play Football, V-Play Basketball, Virtual Grand National and V-Play NFLA, as well as greyhounds, other horse racing products, tennis, motor racing, cycling, cricket, speedway, golf and darts. We have also licensed the use of images of certain sports brands in our games, including with the NFL Alumni. We also entered into a partnership with the UK Jockey Club to create the Virtual Grand National, which has aired on live UK television since 2017.

Our customers are many of the largest operators in lottery, gaming and betting worldwide. We are contracted to supply Virtual Sports to mobile and online operators in the United Kingdom, the U.S. states of Nevada, Pennsylvania and New Jersey; Gibraltar and other regulated EU sectors, including Italy, Greece and Poland; and other jurisdictions such as Turkey and Morocco. Virtual Sports can be adapted to function in sports betting, lottery, or gaming environments and is therefore available to a wide range of customers in both public and private implementations.

The Virtual Sports events are capable of being offered to millions of our customers’ customers, through land-based, online and mobile platforms, many of them available 24 hours per day, 7 days per week, and often concurrently within the same location or interactive platform. We have multiple hosting solutions capable of fulfilling the product delivery needs of our customers including our proprietary Virtual Plug and Play end to end online and mobile turnkey solutions. In addition, a cloud-based solution is available to customers who require an XML sportsbook integration that is fully hosted and operated by the Company.

Our Virtual Sports products are typically offered to operators on a participation basis, whereby we receive a portion of the gaming revenues generated, plus an upfront software license fee. With our participation-driven business model, our Virtual Sports segment produces approximately 94% of total revenue on a recurring basis under long-term contracts for which our standard term is three years in duration. We have successfully renewed all of our key Virtual Sports contracts expiring over the last three years.

Interactive Segment

Our Interactive business uses offerings from our Gaming and Virtual Sports segments, as well as interactive-only content, via remote gaming servers to allow online gaming operators to use our games and content online and on mobile devices worldwide. Our interactive content includes a wide range of premium random number generated casino content from feature-rich bonus games to European-style casino free spins and table games incorporating well-known first and third-party brands including 20p RouletteTM, Jagr’s Super SlotTM, Super Hot FruitsTM and Reel King MegawaysTM. The Company releases several new titles per month and new games can be seamlessly deployed to the full estate of operators and aggregators through its proprietary Virgo RGS™. Games are available on over 170 websites across much of regulated Europe including the UK, Gibraltar, Malta, Spain, Sweden, Italy, Germany, Greece and Belgium as well as in New Jersey. We expect to next go live in Michigan and West Virginia.

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The Company’s Virgo RGS™ is integrated with a number of best known casino brands, including William Hill, Entain, bet365, Flutter, 888, Kindred, Gamesys, BetFred, Rank, Leo Vegas, OPAP and Stoiximan. We are also now live with six North American operators: Bet MGM, Draft Kings, Caesars, Resorts, Mohegan, Unibet and Golden Nugget and with Loto Quebec in Canada.

For more information about our business segments and their performance, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 10, 2021) and our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 14, 2021, which are incorporated by reference into this prospectus supplement.

Our Strategy

We seek to deliver innovative and differentiated products that provide value to our customers and exciting experiences to their players in multiple jurisdictions throughout the world while achieving long-term growth in revenues, profit and cash flow. We place great emphasis on developing creative solutions, in terms of game content and play, that deliver and sustain superior performance through operators across interactive and location-based channels. Our technology often allows us to update our games and operating software remotely, keeping pace with evolving requirements in game play, security, technology and regulations. We seek to achieve these goals as we:

●	Extend our positions in each of the sectors in which we operate by developing new content and products, which can often be utilized across multiple distribution channels.

●	Continue to invest in content and technology in order to grow our existing customers’ revenues and penetrate new customers in our existing markets.

●	Add new customers by expanding into underpenetrated markets.

●	Pursue targeted mergers and acquisitions to expand our product portfolio and distribution footprint.

For more information about our strategy and strategic priorities, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 10, 2021) and our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 14, 2021, which are incorporated by reference into this prospectus supplement.

Key Factors Affecting Business Performance

We generate revenue in four principal ways: (i) on a participation basis, (ii) on a fixed rental fee basis, (iii) through product sales and (iv) through software license fees. Participation revenue generally includes a right to receive a share of our customers’ gaming revenue, typically as a share of net win but sometimes as a share of the handle or “coin in”. Under our participation agreements, payments made to us are calculated based upon a percentage of the net win, which is the amount of earnings generated from end-users playing the gaming machines, after adjusting for player winnings and relevant gaming taxes. Product sales include the sale of new SBG terminals and associated parts to gaming and betting operators. Software license revenues are principally related to our Virtual Sports product and to license sales of our SBG platform.

We evaluate our business performance, resource allocation and capital spending on an operating segment level, where possible. We use the operating results and identified assets of each operating segment to make prospective operating decisions. Although our revenues and cost of sales (excluding depreciation and amortization) are reported exclusively by segment, we include an unallocated column in our financial statements for certain expenses, including depreciation and amortization as well as selling, general and administrative expenses. Unallocated balance sheet line items include items that are a shared resource and therefore not allocated between operating segments.

For information about our revenues, operating results, assets, liabilities and cash flows, see our consolidated financial statements and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 10, 2021) and our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 14, 2021.

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Our Competitive Strengths

We believe key factors that give us a competitive edge over other players in the gaming technology space include:

●	Established Presence across multiple Product Verticals

●	Highly and Increasingly More Diversified Business Underpinned by Longstanding Customer Relationships

●	Substantial Recurring Revenue Supported by Long-Term Participation-Based Contracts

●	Proprietary Technology and Track-Record of Strong Content Development

●	Attractive Economic Model to Drive Strong Performance Post COVID-19

●	Positioned To Benefit From Key Market Trends

●	Proven and Experienced Management Team

For more information about our competitive strengths, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 10, 2021) and our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 14, 2021, which are incorporated by reference into this prospectus supplement.

Corporate Information

We are headquartered in the United States, with principal operating facilities located in the United Kingdom, India and Italy. We are a Delaware corporation with principal executive offices located at 250 West 57th Street, Suite 415 New York, New York 10107, United States. Our telephone number is +1 (646) 565-3861 and our website is www.inseinc.com. The information contained on, or that may be accessed through our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus supplement.

The Company is publicly listed on the NASDAQ and had an equity market capitalization of approximately $241.7 million as of May 24, 2021 (based upon a closing stock price of $10.41 on that date).

COVID-19 Update

Governments in certain of the jurisdictions in which our land-based customers operate have either (i) provided guidance as to the potential timing for reopening land-based venues in such jurisdictions or (ii) reopened land-based venues with certain restrictions. As of April 12, 2021, in the United Kingdom, licensed betting offices in England have reopened with certain restrictions including operating two of four gaming machines per venue, limited dwell time of 15 minutes, as well as a maximum of two visits per day per patron and an 8:00pm curfew. These restrictions remained in place until May 17, 2021. Gaming machines in pubs, holiday parks, motorway services, Scottish betting offices and adult gaming centers across the United Kingdom opened on May 17, 2021 with social distancing restrictions in place. It is currently anticipated that any social distancing restrictions will remain in place in the United Kingdom until June 21, 2021. Furthermore, betting offices in Wales have reopened with certain social distancing restrictions in place.

Recent Developments

On May 20, 2021 the Company closed a private offering of £235.0 million aggregate principal amount of 7.875% senior secured notes due 2026 (the “Senior Secured Notes”). The Senior Secured Notes were issued by Inspired Entertainment (Financing) plc (the “Issuer”), a wholly owned finance subsidiary of the Company, and guaranteed by the Company and certain of its English and U.S. subsidiaries. The Company used the proceeds from the offering of the Senior Secured Notes (i) to repay its existing £145.8 million senior secured term loan facility and €93.1 million senior secured term loan facility and accrued interest thereon, (ii) to pay fees, commissions and expenses incurred in connection with the refinancing, and (iii) to close-out derivative contracts entered into in connection with the existing term loan facilities. The Company intends to use the balance of the proceeds for general corporate purposes. On May 20, 2021, in connection with the issuance of the Senior Secured Notes, the Company, the Issuer and certain subsidiaries of the Company entered into a Super Senior Revolving Facility Agreement with certain lenders, pursuant to which the lenders agreed to provide a secured revolving facility loan in an original principal amount of £20 million (the “RCF Loans”). The RCF Loans will terminate on November 20, 2025.

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The Offering

Selling Stockholder:	The Landgame Trust (Evan Davis, Trustee)(1)

Common Stock Offered by Selling Stockholder:	5,406,633 shares (or 6,217,628 if the underwriters’ Over-Allotment Option to purchase up to an additional 810,995 shares is exercised in full)

Common Stock to be Outstanding after this Offering:	23,218,323 shares.

Use of Proceeds:	The Selling Stockholder will receive the proceeds from this offering. We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholder. See “Use of Proceeds” beginning on page S-14 and “Selling Stockholder” beginning on page S-16 in this prospectus supplement for more information. Notwithstanding the foregoing, in the event that all of the shares offered pursuant to this prospectus supplement are disposed of in this offering, Landgame S.à r.l. will be entitled to receive any and all proceeds received on account of the sale of such shares, together with all previous sales of shares of Common Stock originally held by The Landgame Trust (net of all expenses incurred), up to the cost basis of Landgame S.à r.l in such shares (which is an amount equal to $10.00 per share) and any proceeds in excess of this cost basis will be disbursed to the Company. In the event that the Company receives any such excess proceeds, we intend to use such proceeds for general corporate purposes.

Risk Factors:	See “Risk Factors” beginning on page S-10 in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a discussion of some of the factors you should carefully consider before deciding to invest in our Common Stock.

Listing:	Our common stock is listed on NASDAQ under the ticker symbol “INSE.”

Mandatory Redemption of Securities from Certain Investors:	Any of our securities owned or controlled by an “Unsuitable Person” (defined as a person who (i) is determined by a gaming authority to be unsuitable to own or control any securities, or unsuitable to be connected or affiliated with a person engaged in gaming activities in a gaming jurisdiction; (ii) causes the Company or any of its affiliated companies to lose or to be threatened with the loss of any gaming license; or (iii) in the sole discretion of the board of directors of the Company (the “Board”), is deemed likely to jeopardize the Company’s or any affiliated company’s application for, receipt of approval for, right to the use of or entitlement to, any gaming license) or an affiliate of an Unsuitable Person shall be subject to redemption by the Company, out of funds legally available therefor, by action of the Board, to the extent required by the gaming authority making the determination of unsuitability or to the extent deemed necessary or advisable by the board of directors. For a further description of the Company’s redemption powers and procedures, see “Description of Capital Stock” in the accompanying prospectus.

(1)	See “Selling Stockholder” beginning on page S-16 of this prospectus supplement for additional information about the Selling Stockholder.

(2)	The number of shares of Common Stock outstanding will not change as a result of this offering (including if the underwriters exercise their Over-Allotment Option). The number of shares of Common Stock to be issued and outstanding after the completion of this offering (including if the underwriters exercise their Over-Allotment Option) is based on 23,218,323 shares of Common Stock issued and outstanding as of May 24, 2021.

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Unless otherwise indicated, all references in this prospectus supplement to the number and percentages of shares of Common Stock outstanding do not give effect to, as of May 24, 2021:

●	5,539,615 shares issuable upon the exercise of 11,079,230 private placement warrants issued in connection with our initial public offering and in connection with our initial business combination (the “Private Placement Warrants”). Each Private Placement Warrant entitles its holder to purchase one-half of one share of the Company’s common stock at an exercise price of $11.50 per whole share;

●	3,999,950 shares issuable upon the exercise of 7,999,900 warrants originally issued as part of units in our initial public offering (the “Public Warrants”). Each Public Warrant entitles its holder to purchase one-half of one share of the Company’s common stock at an exercise price of $5.75 per half share;

●	624,116 shares subject to outstanding restricted stock awards;

●	4,314,814 shares subject to outstanding restricted stock unit awards;

●	2,371,799 shares available for new grants under the Company’s equity incentive plan; and

●	467,751 shares available for purchase under the Company’s employee stock purchase plan.

In addition, unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their Over-Allotment Option.

S-9

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our most recent Quarterly Report on Form 10-Q filed with the SEC on May 14, 2021, our Annual Report on Form 10-K filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on May 10, 2021), and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus in its entirety, together with the other information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be adversely effected. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also carefully read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

As disclosed in our Annual Report on 10-K filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on May 10, 2021) under the section titled “Risk Factors,” our business and results of operations may continue to be negatively affected by the COVID-19 pandemic. In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business and results of operations, it may also have the effect of heightening many of the other risks and uncertainties described in the “Risk Factors” section in our Annual Report on Form 10-K filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on May 10, 2021), which may materially and adversely affect our business and results of operations.

U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. STOCKHOLDERS

The following is a general discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of shares of our Common Stock by a Non-U.S. Stockholder (as defined herein) that purchases shares of our Common Stock during this offering. For purposes of this discussion, a “Non-U.S. Stockholder” is a beneficial owner of our Common Stock that is or is treated for U.S. federal income tax purposes as:

● an individual who is neither a citizen nor a resident of the United States;

● a corporation created or organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia;

● an estate, other than an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust, other than a trust (i) the administration of which is subject to the primary supervision of a court within the United States and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)).

This discussion does not address the U.S. federal tax consequences to an entity treated as a partnership for U.S. federal income tax purposes or to persons investing through such an entity. If an entity treated as a partnership holds our Common Stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partner in a partnership considering an investment in our Common Stock should consult its own tax advisors as to the U.S. federal income and estate tax consequences of being a partner in a partnership that owns or disposes of our Common Stock.

S-10

In addition, this discussion does not address the U.S. federal tax consequences to the Selling Stockholder or to any holder of our Common Stock that is not a Non-U.S. Stockholder.

This summary assumes that our Common Stock is held as a capital asset (generally, property held for investment). This summary is of a general nature and thus does not address all of the U.S. federal income and estate tax considerations that might be relevant to a Non-U.S. Stockholder in light of its particular circumstances or to a Non-U.S. Stockholder subject to special treatment under U.S. federal tax laws (such as banks, insurance companies, dealers in securities or other Non-U.S. Stockholders that generally mark their securities to market for U.S. federal income tax purposes, foreign governments, international organizations, tax-exempt entities, “controlled foreign corporations,” “passive foreign investment companies,” regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, or Non-U.S. Stockholders that hold our Common Stock as part of a straddle, conversion transaction or constructive sale transaction or that purchase or sell our Common Stock as part of a wash sale for U.S. federal tax purposes). Furthermore, this summary does not discuss any aspects of U.S. federal gift, Medicare, state, local or non-U.S. taxation. In addition, this discussion does not address the alternative minimum tax consequences of holding our Common Stock. This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated or proposed thereunder, judicial opinions, published positions of the U.S. Internal Revenue Service (the “IRS”) and other applicable authorities, all of which are subject to change or differing interpretation, possibly with retroactive effect. Each prospective purchaser of our Common Stock is advised to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our Common Stock. No assurance exists that the IRS will not challenge any of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, an opinion of counsel with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Stockholder of owning and disposing of our Common Stock.

PROSPECTIVE INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION AND ANY APPLICABLE TAX TREATY.

Distributions

If we make distributions on our Common Stock, the distributions will be dividends for U.S. federal income tax purposes to the extent paid from current or accumulated earnings and profits. To the extent distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital that will first reduce a Non-U.S. Stockholder’s basis in our Common Stock (determined separately for each share), but not below zero, and then will be treated as gain from the sale of stock (as discussed further below).

Any dividend paid to a Non-U.S. Stockholder with respect to our Common Stock generally will be subject to withholding tax at a 30% rate (or such lower rate specified by an applicable income tax treaty). Generally, a Non-U.S. Stockholder must certify as to its eligibility for reduced withholding under an applicable income tax treaty on a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. A Non-U.S. Stockholder that does not timely provide the applicable withholding agent with the certification, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Stockholders should consult their own tax advisors regarding their possible entitlement to benefits under a tax treaty.

If, however, the Non-U.S. Stockholder provides a valid IRS Form W-8ECI, certifying that the dividend is effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States), and otherwise complies with applicable certification requirements, the dividend will not be subject to the withholding described above. Instead, the dividend will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.”

S-11

Sale, Exchange or Other Taxable Disposition of Our Common Stock

Except as otherwise discussed below, a Non-U.S. Stockholder generally will not be subject to U.S. federal income tax on any gain realized upon a sale, exchange or other taxable disposition of our Common Stock unless (i) such gain is effectively connected with the Non-U.S. Stockholder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the gain is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States), (ii) the Non-U.S. Stockholder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the year in which such sale, exchange or other taxable disposition occurs and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of (x) the five-year period ending on the date of such sale, exchange or other disposition and (y) such Non-U.S. Stockholder’s holding period with respect to our Common Stock, and, provided that our Common Stock is regularly traded on an established securities market within the meaning of applicable U.S. Treasury regulations, such Non-U.S. Stockholder has held, directly or constructively, at any time during said period, more than 5% of our Common Stock. We do not believe that we are or will become a USRPHC; however, there can be no assurance in that regard.

Gain described in clause (i) immediately above will be subject to U.S. federal income tax in the manner described below under “Effectively Connected Income.” A Non-U.S. Stockholder described in clause (ii) immediately above will be subject to tax at a 30% rate (or such lower rate specified by an applicable income tax treaty) on the net gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Stockholder during the taxable year.

Effectively Connected Income

Any dividend with respect to, or gain recognized upon a sale, exchange or other taxable disposition of, our Common Stock that is effectively connected with a trade or business carried on by a Non-U.S. Stockholder within the United States (and, if an income tax treaty applies, that is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Stockholder in the United States) will be subject to U.S. federal income tax, based on the Non-U.S. Stockholder’s net effectively connected income, generally in the same manner as if the Non-U.S. Stockholder were a U.S. person for U.S. federal income tax purposes. If a dividend or gain is effectively connected with a U.S. trade or business of a Non-U.S. Stockholder that is a corporation for U.S. federal income tax purposes, such corporate Non-U.S. Stockholder may also be subject to a “branch profits tax” on its effectively connected earnings and profits (subject to certain adjustments) at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Stockholders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

FATCA Withholding

Under legislation commonly known as “FATCA,” a U.S. federal 30% withholding tax generally will be imposed on dividends with respect to shares of our Common Stock paid to (i) a foreign financial institution (as defined in Section 1471(d)(4) of the Code and the U.S. Treasury regulations promulgated thereunder), unless the foreign financial institution (a) enters into an agreement with the U.S. Treasury Department to collect and disclose certain information regarding its U.S. account holders (including certain account holders that are foreign entities that have U.S. owners) and satisfies certain other requirements or (b) is deemed to be compliant with the requirements of FATCA, including pursuant to an intergovernmental agreement, and (ii) certain other non-U.S. entities, unless the entities provide the payor with certain information regarding certain of their direct and indirect U.S. owners, or certify that they have no such U.S. owners, and comply with certain other requirements. All Non-U.S. Stockholders generally will be required to furnish certifications (generally on an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI) or other documentation to establish an exemption from withholding under FATCA. Even if a Non-U.S. Stockholder provides such certification, FATCA withholding will still apply where our Common Stock is held through a non-U.S. broker (or other non-U.S. intermediary) that is not FATCA compliant. Under certain circumstances, a Non-U.S. Stockholder may be eligible for refunds or credits of the tax.

S-12

Current provisions of the Code and U.S. Treasury regulations that govern FATCA treat gross proceeds from the sale or other disposition of instruments that can produce U.S.- source dividends (such as our Common Stock) as subject to FATCA withholding after December 31, 2018. However, under proposed U.S. Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding.

Non-U.S. Stockholders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in shares of our Common Stock, including the potential applicability of any intergovernmental agreements entered into between the United States and countries in which such applicable Non-U.S. Stockholders are resident or maintain a branch.

Information Reporting and Backup Withholding

Annual reporting to the IRS and to each Non-U.S. Stockholder will be required as to the amount of dividends paid to such Non-U.S. Stockholder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the Non-U.S. Stockholder’s country of residence. Dividends generally are not subject to “backup withholding” if the Non-U.S. Stockholder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI).

The payment of the proceeds of the sale, exchange or other disposition of our Common Stock to or through the U.S. office of a broker will be subject to both backup withholding (currently at a rate of 24%) and information reporting unless the Non-U.S. Stockholder certifies its non-U.S. status on IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI or otherwise establishes an exemption. Information reporting requirements, but generally not backup withholding, will also generally apply to payments of the proceeds of a sale, exchange or other disposition of our Common Stock by non-U.S. offices of U.S. brokers or non-U.S. brokers with certain types of relationships to the United States unless the Non-U.S. Stockholder certifies its non-U.S. status or otherwise establishes an exemption. Certain Non-U.S. Holders (including corporations) are not subject to backup withholding and information reporting requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a Non-U.S. Stockholder may be refunded or credited against such Non-U.S. Stockholder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Estate Tax

A Non-U.S. Stockholder who is an individual should note that shares of our Common Stock (i) owned and held by such individual or (ii) otherwise includible in such individual’s gross estate for U.S. federal estate tax purposes (for example, where such shares are owned and held by a trust funded by such individual and with respect to which the individual has retained certain interests or powers), generally will be, absent an applicable treaty, treated as U.S.-situs property subject to U.S. federal estate tax. Accordingly, Non-U.S. Stockholders who are individuals may be subject to U.S. federal estate tax on all or a portion of the value of our Common Stock owned, directly or indirectly, at the time of their death. Prospective investors who are non-resident alien individuals (or entities includible in such an individual’s gross estate for U.S. federal estate tax purposes) are urged to consult their own tax advisors concerning the potential U.S. federal estate tax consequences of owning our Common Stock.

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USE OF PROCEEDS

We will not be selling any shares of Common Stock in this offering and will not receive any proceeds from the sale of the shares offered pursuant to this prospectus supplement. The Selling Stockholder will receive all of the proceeds from the sale of the shares of Common Stock offered by this prospectus supplement. We will be reimbursed by Landgame S.à r.l. for all reasonable and documented out-of-pocket costs, expenses and fees reasonably incurred in connection with this offering. The Selling Stockholder is responsible for any underwriting discounts or selling commissions and brokerage fees related to the offer and sale of their shares. For information about the Selling Stockholder, see “Selling Stockholder” beginning on page S-16 of this prospectus supplement.

Notwithstanding the foregoing, in the event that all of the shares offered pursuant to this prospectus supplement are disposed of in this offering, Landgame S.à r.l. will be entitled to receive any and all proceeds received on account of the sale of such shares, together with all previous sales of shares of Common Stock originally held by The Landgame Trust (net of all expenses incurred), up to the cost basis of Landgame S.à r.l in such shares (which is an amount equal to $10.00 per share) and any proceeds in excess of this cost basis will be disbursed to the Company. In the event that the Company receives any such excess proceeds, we intend to use such proceeds for general corporate purposes.

S-14

DILUTION

Because we will not be selling any shares of Common Stock in this offering, the offering will not result in any dilution of equity ownership to existing stockholders.

S-15

SELLING STOCKHOLDER

The following table sets forth (i) the number of shares of our Common Stock beneficially owned by the Selling Stockholder prior to this offering, as of May 24, 2021, based on the Company’s records, the public filings of the Selling Stockholder and information previously furnished to us by the Selling Stockholder, (ii) the number of shares of Common Stock being offered by the Selling Stockholder, including its donees, pledgees, transferees or other successors-in-interest, pursuant to this prospectus supplement and (iii) the number of shares of our Common Stock beneficially owned by the Selling Stockholder after this offering. The Selling Stockholder is not making any representation that any shares covered by this prospectus supplement will be offered for sale. The Selling Stockholder reserves the right to accept or reject, in whole or in part, any proposed sale of shares. For purposes of the table below, we assume that (i) the 5,406,633 shares offered hereunder are sold as contemplated herein and (ii) that the underwriters do not exercise their Over-Allotment Option to purchase any additional shares of Common Stock within 30 days of the date of this prospectus supplement.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of Common Stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, the Selling Shareholder named in the table has sole voting and investment power with respect to the shares of Common Stock beneficially owned by it. Except as described in the footnotes to the following table and under “Material Relationship with Landgame S.à r.l.” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement. The inclusion of any shares of Common Stock in this table does not constitute an admission of beneficial ownership for the person named below.

Our calculation of the percentage of beneficial ownership is based on 23,218,323 shares of Common Stock outstanding as of May 24, 2021.

	Shares Beneficially Owned Prior to the Offering(3)		Number of Shares Available Pursuant to this Prospectus	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number	%	Supplement(4)	Number(4)	%(4)
The Landgame Trust (Evan Davis, Trustee) (1)(2)	6,217,628	26.78%	5,406,633	810,995	3.49%

(1)	The shares are held in a trust for the benefit of Landgame S.à r.l., pursuant to a trust agreement dated December 23, 2020, between Landgame S.à r.l. and Evan Davis, as trustee. Each of Mr. Davis, Landgame S.à r.l., Vitruvian I Luxembourg S.à r.l, VIP I Nominees Limited and Vitruvian Partners LLP may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares held in The Landgame Trust. Mr. Davis is party to a voting agreement with the Company dated December 23, 2020 which provides that the shares held by The Landgame Trust will be voted at meetings of the Company’s stockholders in proportion to the votes of all other stockholders of the Company represented in person or by proxy at the meeting (i.e., mirror voting).

(2)	Reflects shares issued as consideration in connection with the acquisition of Inspired Gaming Group by Hydra Industries Acquisition Corp. on December 23, 2016.

(3)	Derivative securities such as warrants and RSUs that are exercisable or convertible into shares of common stock within 60 days of the date as of which information is provided in this table are deemed to be beneficially owned and outstanding for purposes of computing the ownership of the person holding such securities but are not deemed to be outstanding for purposes of computing the ownership of any other person. The shares that were issued pursuant to grants of restricted stock under our 2016 Long-Term Incentive Plan are included in the outstanding shares of common stock (such shares carry voting rights but remain subject to vesting requirements including based on satisfaction of stock price performance targets).

(4)	Assumes that the underwriters do not exercise their Over-Allotment Option to purchase any additional shares of Common Stock. If the underwriters exercise their Over-Allotment Option in full, the total shares to be sold in the offering will be 6,217,628.

If all the shares of Common Stock offered by this prospectus supplement are sold and the underwriters exercise their Over-Allotment Option in full, then after this offering the Selling Stockholder has advised us that it will no longer hold a beneficial ownership in any shares of our Common Stock.

Material Relationship with Landgame S.à r.l.

In the past we had a material relationship with Landgame S.à r.l. Landgame S.à r.l. had the right to designate directors to the Company’s Board under a Stockholders Agreement until December 23, 2020 when it entered into a termination agreement with respect thereto in connection with its agreement to transfer legal title of its shares to The Landgame Trust pursuant to a trust agreement dated December 23, 2020. In addition, in connection with the trust agreement, the trustee entered into a voting agreement with the Company, which provides that the trustee shall vote shares held by The Landgame Trust, or authorize a proxy or proxies to vote such shares, in proportion to the votes of all other stockholders of the Company represented in person or by proxy at each meeting of the stockholders of the Company (i.e., mirror voting).

S-16

UNDERWRITERS

The Selling Stockholder is offering the shares of Common Stock described in this prospectus supplement through underwriters. We, the Selling Stockholder and Landgame S.à r.l. intend to enter into an underwriting agreement with the underwriters. Under the terms and subject to the conditions in the underwriting agreement, the underwriters named below have agreed to purchase and the Selling Stockholder has agreed to sell to them the number of shares indicated below:

Number of Shares
Name
B. Riley Securities, Inc.	3,514,312
Macquarie Capital (USA) Inc.	756,929
Craig-Hallum Capital Group LLC	378,464
Roth Capital Partners, LLC	378,464
Union Gaming Securities, LLC	378,464

Total	5,406,633

The underwriters are offering the shares of Common Stock subject to their acceptance of the shares from the Selling Stockholder. The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the shares of Common Stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Common Stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriter’s Over-Allotment Option described below.

The Selling Stockholder has also granted the underwriters an Over-Allotment Option to buy up to 810,995 additional shares of its Common Stock. The underwriters may exercise this Over-Allotment Option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of Common Stock are purchased from the Selling Stockholder, the underwriters will offer the additional shares of Common Stock owned by the Selling Stockholder on the same terms as those on which the shares are being offered.

The underwriters initially propose to offer part of the shares of Common Stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $0.2775 per share under the public offering price. After the initial offering of the shares of Common Stock, the offering price and other selling terms may from time to time be varied by the underwriters. Sales of Common Stock made outside of the United States may be made by affiliates of the underwriters.

In connection with this offering, the underwriters or their affiliates may purchase shares in the offering to be held for investment purposes. Any such purchases will be made at the public offering price.

We expect that delivery of the shares will be made against payment therefor on or about the third business day in the United States following the date of pricing of the common shares (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their common shares on the date of pricing of the offering will be required, by virtue of the fact that the common shares initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the common shares who wish to trade their common shares on the date of pricing should consult their own advisor.

Commissions and Expenses

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to the Selling Stockholder, assuming no exercise or full exercise of the option to purchase additional shares of Common Stock by the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriter’s Over-Allotment Option (i.e. to purchase up to an additional 810,995 shares of Common Stock).

		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$9.2500	$50,011,355.2500	$57,513,059.0000
Underwriting discounts and commissions to be paid by the Selling Stockholder	$0.4625	$2,500,567.7625	$2,875,652.9500
Proceeds, before expenses, to the Selling Stockholder	$8.7875	$47,510,787.4875	$54,637,406.0500

S-17

We estimate that the total expenses of the offering will be approximately $750,000. We will be reimbursed by Landgame S.à r.l. for all reasonable and documented out-of-pocket costs, expenses and fees reasonably incurred in connection with this offering. Landgame S.à r.l. has agreed to pay out-of-pocket, accountable, bona fide expenses actually incurred by the underwriters in the offering in an amount not to exceed $150,000 for fees and disbursements of counsel to the underwriters.

Our Common Stock is listed on NASDAQ under the ticker symbol “INSE.”

Lock-Up Agreement

We, all of our directors and executive officers, and the Selling Stockholder have agreed that, without the prior written consent of B. Riley Securities, Inc., we and they will not, during the period ending 30 days after the date of this prospectus supplement (the “restricted period”):

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock;

●	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock; or

●	with respect to the Company, file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, each such person other than the Company agrees that, without the prior written consent of B. Riley Securities, Inc., such person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The restrictions described in the immediately preceding paragraph to do not apply to:

●	the sale of shares to the underwriter;

●	the registration on Form S-8 of the Company’s 2021 Omnibus Incentive Plan or an amendment of any Form S-8 of the Company;

●	the issuance by the Company of shares of common stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of this prospectus supplement of which the underwriter has been advised in writing;

●	transactions by any person other than the Company relating to shares of common stock or other securities acquired in open market transactions after the completion of the offering of the shares; provided that no filing under Section 16(a) of the Exchange Act, is required or voluntarily made in connection with subsequent sales of the common stock or other securities acquired in such open market transactions;

●	(A) transfers by any person other than the Company of shares of common stock or any securities convertible into common stock as a bona fide gift, (B) distribution by any person other than the Company of shares of common stock or any security convertible into common stock to limited partners or stockholders of such person or (C) the issuance by the Company of shares of common stock in connection with the acquisition of another business, the merger of the Company with or into another company or a similar transaction, provided that the aggregate number of shares of common stock issued pursuant to this clause (C) shall not exceed 7.5% of the total number of outstanding shares of common stock issued and outstanding as of the date of this prospectus supplement, provided that, in the case of any transfer or distribution pursuant to clause (A), (B) or (C), (i) each donee, distributee, purchaser or recipient, as applicable, shall enter into a written agreement accepting the restrictions set forth in the immediately preceding paragraph and this paragraph and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock, is required or voluntarily made in respect of the transfer or distribution during the restricted period;

S-18

●	the negotiation and/or execution of any definitive agreement by the Company in connection with the acquisition of another business, the merger of the Company with or into another company or a similar transaction pursuant to which the Company is, or may be, required to issue any shares of its common stock, provided that (i) the consummation of such acquisition, merger or similar transaction is subject to a condition that such acquisition, merger or similar transaction shall be put to a vote of the holders of the Company’s capital stock entitled to vote generally in the election of the Company’s directors and shall be approved by a majority of the votes cast by such holders and (ii) such agreement does not provide for the issuance, transfer or disposition, directly or indirectly, of any shares of common stock during the restricted period;

●	grants or issuances of securities pursuant to awards or in settlement thereof under the Company’s 2016 Long-Term Incentive Plan, Second Long-Term Incentive Plan, Employee Stock Purchase Plan, 2021 Omnibus Incentive Plan or any other incentive compensation plan of the Company in effect as of the date of this prospectus supplement and described in the accompanying prospectus; or

●	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock; provided that (i) such plan does not provide for the transfer of common stock during the restricted period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period.

B. Riley Securities, Inc., in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Stabilization

In order to facilitate the offering of the Common Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the Over-Allotment Option. The underwriters can close out a covered short sale by exercising the Over-Allotment Option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the Over-Allotment Option. The underwriters may also sell shares in excess of Over-Allotment Option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Common Stock in the open market to stabilize the price of the Common Stock. These activities may raise or maintain the market price of the Common Stock above independent market levels or prevent or retard a decline in the market price of the Common Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

Indemnification

We, the Selling Stockholder and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

S-19

Electronic Prospectus

A prospectus in electronic format may be made available on websites maintained by the underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares of Common Stock for sale to their online brokerage account holders.

Other Relationships

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and theirs affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Canada (Alberta, British Columbia, Manitoba, Ontario and Québec Only)

Notice to Prospective Investors in Canada

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares of common stock described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the Securities in Canada are being made on a private placement basis only and are exempt from the prospectus requirement under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

S-20

Representations of Purchasers

Each Canadian investor who purchases the Securities will be deemed to have represented to us, the Selling Stockholder and each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Personal Information

Prospective Canadian purchasers are advised that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule 1 of Form 45-106F1 under NI 45-106 (including its name, address, telephone number, email address, if provided, and the number and type of securities purchased, the total purchase price paid for such securities, the date of the purchase and specific details of the prospectus exemption relied upon under applicable securities laws to complete such purchase) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the securities regulatory authority or regulator in accordance with NI 45-106, (c) such personal information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it under the securities legislation of the applicable legislation, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of the applicable jurisdiction, and (e) the purchaser may contact the applicable securities regulatory authority or regulator by way of the contact information provided in Schedule 2 to Form 45-106F1. Prospective Canadian purchasers that purchase securities in this offering will be deemed to have authorized the indirect collection of the personal information by each applicable securities regulatory authority or regulator, and to have acknowledged and consented to such information being disclosed to the Canadian securities regulatory authority or regulator, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

S-21

LEGAL MATTERS

Certain legal matters will be passed upon for us by Sidley Austin LLP, New York, New York. Certain legal matters will be passed upon for the Selling Stockholder by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Baker McKenzie LLP, London, United Kingdom.

S-22

EXPERTS

The audited consolidated balance sheets of Inspired Entertainment, Inc. and its subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the fiscal years ended December 31, 2020 and 2019, and the related notes thereto appear in our Annual Report on Form 10-K as of and for the year ended December 31, 2020 filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on May 10, 2021) and are incorporated herein by reference, in reliance upon the report of Marcum LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

S-23

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC two registration statements (including amendments thereto) on Form S-3 (333-256175 and 333-217215) under the Securities Act with respect to the shares of Common Stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statements (including the amendments thereto). Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statements for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.inseinc.com. The information contained on, or that may be accessed through our website (or any other website referenced herein) is not part of, and is not incorporated into, this prospectus supplement. You may also read and copy the registration statements and the exhibits and schedules to the registration statements, and any document we file, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

S-24

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement and the accompanying prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Some information contained in this prospectus supplement and the accompanying prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus supplement and the accompanying prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus supplement and the accompanying prospectus and information that we file later and incorporate by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 29, 2021(as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 10, 2021);

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC on May 14, 2021;

●	our Current Reports on Form 8-K filed on February 26, 2021, March 11, 2021, May 7, 2021, May 10, 2021 (regarding the Company’s results for the quarter ended March 31, 2021), May 12, 2021, May 13, 2021 and May 20, 2021;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2021; and

●	the descriptions of our securities contained as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 29, 2021 (as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on May 10, 2021).

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement and the accompanying prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement and the accompanying prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement and the accompanying prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from:

Inspired Entertainment, Inc.

250 West 57th Street, Suite 415

New York, New York 10107

Attention: Corporate Secretary

(646) 565-3861

S-25

5,406,633 Shares

Inspired Entertainment, Inc.

Common Stock

Bookrunners

B. Riley Securities	Macquarie Capital

Co-Managers

Craig-Hallum	Roth Capital Partners	Union Gaming

May 26, 2021

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock in one or more offerings. This prospectus generally describes Inspired Entertainment, Inc. and our common stock. The selling stockholders may use the shelf registration statement to sell up to an aggregate of 16,974,079 shares of our common stock from time to time through any means described in the section entitled “Plan of Distribution,” including up to 5,539,615 shares issuable upon exercise of our Private Warrants. This prospectus also relates to the issuance of up to 3,999,950 shares of our common stock issuable upon exercise of our Public Warrants.

We will not receive any proceeds from the sale of shares of common stock to be offered by the selling stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares pursuant to this prospectus. We will receive up to an aggregate of approximately $109,704,998 from the exercise of warrants, assuming the exercise in full of all the warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes.

We and the selling stockholders, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

Unless the context indicates otherwise, the terms “Inspired Entertainment,” “Company,” “we,” “us” and “our” refer to Inspired Entertainment, Inc., a Delaware corporation, and its subsidiaries. References to “Hydra Industries Acquisition Corp.” are to the Company prior to the Business Combination. References to the “Business Combination” refer to the acquisition of Inspired Gaming Group by Hydra Industries Acquisition Corp. on December 23, 2016. We changed our name from Hydra Industries Acquisition Corp. to Inspired Entertainment, Inc. upon consummation of the Business Combination. References in this prospectus to (i) the “Hydra Sponsor” refer to Hydra Industries Sponsor LLC and (ii) the “Macquarie Sponsor” refer to MIHI LLC. Together, the Hydra Sponsor and the Macquarie Sponsor, which co-sponsored our initial public offering, are referred to herein as the “Sponsors.”

1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents we have filed or will file with the SEC that are or will be incorporated by reference into this prospectus and the accompanying prospectus supplement contain forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve risks and uncertainties. Any statements contained, or incorporated by reference, in this prospectus and any accompanying prospectus that are not statements of historical fact may be forward-looking statements. When we use the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and other similar terms and phrases, including references to assumptions, we are identifying forward-looking statements. Forward-looking statements involve risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements.

Our forward-looking statements reflect our current expectations about our future results, performance, liquidity, financial condition, prospects and opportunities, and are based upon information currently available to us, our interpretation of what we believe to be significant factors affecting our business and many assumptions regarding future events. Actual results, performance, liquidity, financial condition, prospects and opportunities could differ materially from those expressed in, or implied by, our forward-looking statements. This could occur as a result of various risks and uncertainties, including the following:

●	the persistence of the ongoing global coronavirus (COVID-19) pandemic on our business with respect to the potential duration and frequency of the various Government-ordered emergency measures including travel restrictions, social distancing and/or shelter in place orders and closure of retail and leisure, resurgences in various regions and appearances of new variants requiring ongoing reinstitution of such Government-ordered emergency measures;

●	government regulation of our industries;

●	our ability to compete effectively in our industries;

●	the effect of evolving technology on our business;

●	our ability to renew long-term contracts and retain customers, and secure new contracts and customers;

●	our ability to maintain relationships with suppliers;

●	our ability to protect our intellectual property;

●	our ability to protect our business against cybersecurity threats;

●	our ability to successfully grow by acquisition as well as organically;

●	fluctuations due to seasonality;

●	our ability to attract and retain key members of our management team;

●	our need for working capital;

●	our ability to secure capital for growth and expansion;

●	changing consumer, technology and other trends in our industries;

●	our ability to successfully operate across multiple jurisdictions and markets around the world;

●	changes in local, regional and global economic and political conditions; and

●	other factors.

In light of these risks and uncertainties, and others discussed in this prospectus there can be no assurance that any matters covered by our forward-looking statements will develop as predicted, expected or implied. Readers should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. We advise you to carefully review the reports and documents we file from time to time with the U.S. Securities and Exchange Commission (the “SEC”).

2

THE OFFERING

Issuer	Inspired Entertainment, Inc.
Shares of common stock offered by the selling stockholders	16,974,079 shares (comprised of 11,434,464 shares of common and 5,539,615 shares of stock issuable upon the exercise of Private Warrants).
Shares issuable upon exercise of Public Warrants	3,999,950 shares issuable upon the exercise of 7,999,900 Public Warrants.
Use of proceeds	All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $109,704,998 from the exercise of warrants, assuming the exercise in full of all the warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes.
Mandatory Redemption of Securities from Certain Investors	Any of our securities owned or controlled by an “Unsuitable Person” (defined as a person who (i) is determined by a gaming authority to be unsuitable to own or control any securities, or unsuitable to be connected or affiliated with a person engaged in gaming activities in a gaming jurisdiction, or (ii) causes the Company or any of its affiliated companies to lose or to be threatened with the loss of any gaming license or (iii) in the sole discretion of the board of directors of the Company, is deemed likely to jeopardize the Company’s or any affiliated company’s application for, receipt of approval for, right to the use of or entitlement to, any gaming license) or an affiliate of an Unsuitable Person shall be subject to redemption by the Company, out of funds legally available therefor, by action of the board of directors, to the extent required by the gaming authority making the determination of unsuitability or to the extent deemed necessary or advisable by the board of directors. For a further description of the Company’s redemption powers and procedures, see “Description of Capital Stock”.
Market for our common stock	Our shares of common stock are currently listed on NASDAQ, under the ticker symbol “INSE”.
Risk Factors	Any investment in the securities offered hereby involves high risks. You should carefully consider the information set forth under “Risk Factors”.

3

Unless otherwise indicated, all references in this prospectus to the number and percentages of shares of common stock outstanding do not give effect to, as of May 21, 2021:

●	5,539,615 shares issuable upon the exercise of the Private Warrants;

●	3,999,950 shares issuable upon the exercise of the Public Warrants;

●	624,116 shares subject to outstanding restricted stock awards;

●	4,314,814 shares subject to outstanding restricted stock unit awards;

●	2,371,799 shares available for new grants under the Company’s equity incentive plan; and

●	467,751 shares available for purchase under the Company’s employee stock purchase.

4

INFORMATION ABOUT THE COMPANY

We are a global gaming technology company, supplying content, platform and other products and services to online and land-based regulated lottery, betting and gaming operators worldwide through a broad range of distribution channels, predominantly on a business-to-business basis. We provide end-to-end digital gaming solutions (i) on our own proprietary and secure network, which accommodates a wide range of devices, including land-based gaming machine terminals, mobile devices and online computer applications and (ii) through third party networks. Our content and other products can be found through the consumer-facing portals of our interactive customers and, through our land-based customers, in licensed betting offices, adult gaming centers, pubs, bingo halls, airports, motorway service areas and leisure parks.

Our principal executive offices are located at 250 West 57th Street, Suite 415, New York, New York 10107, and our telephone number is (646) 565-3861.

Our website is www.inseinc.com. The information found on our website is not part of this prospectus.

5

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020 and any updates contained in subsequent filings with the SEC, including in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

6

USE OF PROCEEDS

All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $109,704,998 from the exercise of warrants, assuming the exercise in full of all the warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes.

7

SELLING STOCKHOLDERS

Up to 16,974,079 shares of our common stock may be offered for resale by the selling stockholders under this prospectus, including:

(i)	3,647,776 shares acquired by our Sponsors, our initial directors and other personnel in connection with our formation, initial public offering and the Business Combination;

(ii)	6,274,743 shares acquired by the owners of Inspired Gaming Group as consideration in the Business Combination, including 1,127,185 shares issued as an earnout during 2019;

(iii)	50,825 shares acquired by advisors and consultants to the Company in partial compensation for their services in connection with our initial public offering and the Business Combination;

(iv)	560,000 shares acquired by certain institutional and accredited investors (the “Investors”) from the Hydra Sponsor in connection with the Business Combination;

(v)	901,120 shares acquired by our former Chief Executive Officer, Luke Alvarez, in connection with the Business Combination, including 617,515 shares received as a grant of restricted stock under an equity incentive plan which award remains subject to forfeiture if applicable price targets are not met by December 23, 2021 (i.e., $15.00 for 308,757 shares and $17.50 for 308,758 shares); and

(vi)	5,539,615 shares underlying 11,079,230 Private Warrants acquired by the Sponsors, a former insider and the Investors.

To the extent permitted by law, the selling stockholders listed below may resell shares of our common stock pursuant to this prospectus. We have registered the sale of the shares of our common stock to permit the selling stockholders and their respective permitted transferees or other successors-in-interest that receive their shares from the selling stockholders after the date of this prospectus to resell their shares.

The following table sets forth the number of shares of common stock being offered by the selling stockholders, including their donees, pledgees, transferees or other successors-in-interest. The following table also sets forth the number of shares held by the selling stockholders, as of May 21, 2021 based on the Company’s records, the public filings of certain holders and information previously furnished to us by holders. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders reserve the right to accept or reject, in whole or in part, any proposed sale of shares. For purposes of the table below, we assume that all of the shares covered by this prospectus will be sold.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. Except as described in the footnotes to the following table and under “Material Relationships with Selling Stockholders” below, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of common stock in this table does not constitute an admission of beneficial ownership for the person named below.

For ownership prior to the offering, the percentages in the table are based on 23,218,323 shares of common stock outstanding as of the date of this prospectus. In calculating this percentage for a particular holder, we treated as outstanding the number of shares of our common stock issuable upon exercise of that particular holder’s warrants and did not assume exercise of any other holder’s warrants. Ownership percentages after the offering assume the exercise of all Private Warrants, yielding 28,757,938, shares of common stock outstanding.

8

	Shares Beneficially Owned Prior to the Offering		Number of Shares Available Pursuant to this	Shares Beneficially Owned After the Offering †
	Number	%ǂ	Prospectus	Number	%¥

683 Capital Partners, LP (1)(20)	2,163,126	8.86%	120,000	2,043,126	6.83%
A. Lorne Weil (2)(10)(21)	3,346,059	12.63%	2,050,000	1,296,059	4.32%
Bank of New York Nominees Limited (23)	1,940	*	1,940	0	-
Barclayshare Nominees Limited (23)	887	*	887	0	-
David Nussbaum (3)(4)(22)	3,000	*	3,000	0	-
EarlyBirdCapital, Inc. (4)(22)	10,000	*	10,000	0	-
Eileen Moore (3)(4)(22)	100	*	100	0	-
Ellenoff Grossman & Schole LLP (5)(22)	1,633	*	1,633	0	-
Eric Carrera (6)(21)	30,697	*	25,000	5,697	*
George Peng (7)(21)	39,071	*	31,925	7,146	*
HG Vora Special Opportunities Master Fund, Ltd. (8)(20)	3,025,000	12.81%	850,000	2,175,000	7.56%
Harwood Capital Nominees Limited Accounts (9)(23)	303,286	1.31%	50,023	253,263	*
Hydra Industries Sponsor LLC (10)(21)	2,310,923	9.22%	2,310,923	0	-
JM Finn Nominees Limited (11)(23)	958	*	958	0	-
Jennifer Calabrese (21)	1,780	*	1,780	0	-
John Stergides (23)	2,515	*	2,515	0	-
Jonathan Miller (21)	25,000	*	25,000	0	-
Kenneth Shea (21)	25,000	*	25,000	0	-
Kramer Levin Naftalis & Frankel LLP (12)(22)	26,942	*	26,942	0	-
The Landgame Trust (Evan Davis, Trustee) (13)(23)	6,217,628	26.78%	6,217,628	0	-
Lennox Capital (14)(20)	210,309	*	30,000	180,309	*
Luke Alvarez (15)	901,120	3.88	901,120	0	-
MIHI LLC (16)(21)	4,023,750	16.61	4,023,750	0	-
Marion Rainone (21)	8,899	*	8,899	0	-
Martin E. Schloss (17)(21)	205,114	*	205,114	0	-
Mary McCarthy (23)	12	*	12	0	-
Michael Goor (18)(20)	65,000	*	15,000	50,000	*
Michael John Kelly (23)	3	*	3	0	-
Mishcon De Reya LLP (19)(22)	100	*	100	0	-
Ian Worley (23)	47	*	47	0	-
Pershing Nominees Limited (23)	452	*	452	0	-
Robert Stevens (22)	2,818	*	2,818	0	-
Stephen Dannhauser (21)	25,000	*	25,000	0	-
Steven Levine (3)(4)(22)	6,232	*	6,232	0	-
TD Waterhouse Nominees (Europe) Limited (23)	224	*	224	0	-
Tom Callanan (23)	54	*	54	0	-

(†) Assuming the sale of all shares registered pursuant to this prospectus.

(ǂ) Assuming exercise of only the outstanding Private Warrants held by that particular holder.

(¥) Assuming exercise of all outstanding Private Warrants.

(*) Represents less than 1.0%.

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(1)	Includes 40,000 shares underlying 80,000 Private Warrants and 1,194,045 shares underlying 2,388,090 Public warrants. Ari Zweiman, being the Managing Member of 683 Capital Partners, LP, may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares directly held by 683 Capital Partners, LP.

(2)	Includes 2,050,000 shares underlying 4,100,000 Private Warrants and 1,221,660 shares subject to RSUs that are vested or scheduled to vest within 60 days. Does not include any shares, or shares underlying warrants, owned by Hydra Industries Sponsor LLC over which Mr. Weil may be deemed to exercise dispositive power. Including the shares and Private Warrants held by Hydra Industries Sponsor LLC (see footnote 10), Mr. Weil may be deemed to have beneficial ownership of, or exercise dispositive power over, 19.97% of the Company’s total outstanding shares prior to the offering.

(3)	Does not include any shares owned by EarlyBirdCapital, Inc. over which David Nussbaum, Eileen Moore, and Steven Levine may be deemed to exercise dispositive power.

(4)	Steven Levine, David Nussbaum and Eileen Moore may be deemed to exercise dispositive powers with respect to the shares directly held by EarlyBirdCapital, Inc.

(5)	The equity partners of Ellenoff Grossman & Schole LLP may be deemed to beneficially own or otherwise exercise dispositive powers with respect to shares held directly by Ellenoff Grossman & Schole LLP.

(6)	Includes 25,000 shares underlying 50,000 Private Warrants and 1,033 shares subject to RSUs scheduled to vest within 60 days.

(7)	Includes 25,000 shares underlying 50,000 Private Warrants and 1,291 shares subject to RSUs scheduled to vest within 60 days.

(8)	Includes 400,000 shares underlying 800,000 Private Warrants. Parag Vora may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares directly held by HG Vora Special Opportunities Master Fund, Ltd. (“HGV Fund”).

(9)	Harwood Capital LLP may be deemed to beneficially own or otherwise exercise dispositive powers with respect to these shares on behalf of funds and accounts managed by Harwood Capital LLP.

(10)	Includes 1,834,615 shares underlying 3,669,230 Private Warrants. A. Lorne Weil may be deemed to beneficially own or otherwise exercise dispositive powers with respect to shares directly held by Hydra Industries Sponsor LLC.

(11)	The authorized directors of JM Finn Nominees Limited may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares directly held by JM Finn Nominees Limited.

(12)	The managing partner of Kramer Levin Naftalis & Frankel LLP has sole voting and investment power over the shares.

(13)	The shares are held in a trust for the benefit of Landgame S.à r.l., pursuant to a trust agreement dated December 23, 2020, between Landgame S.à r.l. and Evan Davis, as trustee. Each of Mr. Davis, Landgame S.à r.l., Vitruvian I Luxembourg S.à r.l., VIP I Nominees Limited and Vitruvian Partners LLP may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares held in The Landgame Trust. Mr. Davis is party to a voting agreement with the Company dated December 23, 2020 which provides that the shares held by The Landgame Trust will be voted at meetings of the Company’s stockholders in proportion to the votes of all other stockholders of the Company represented in person or by proxy at the meeting (i.e., mirror voting).

(14)	Includes 10,000 shares underlying 20,000 Private Warrants and 117,043 underlying Public Warrants. Richard D. Squires, the President of RS Holdings, Inc. (general partner of Lennox Capital Partners, LP), and Tyler Brous, the Vice President of RS Holdings, Inc., may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares directly held by Lennox Capital Partners, LP.

(15)	Includes 617,515 shares of restricted stock awarded to Mr. Alvarez pursuant to the Company’s 2016 Long Term Incentive Plan which are subject to forfeiture if applicable price targets are not met by December 23, 2021 ($15.00 for 308,757 shares and $17.50 for 308,758 shares).

(16)	Includes 1,000,000 shares underlying 2,000,000 Private Warrants. Macquarie Group Limited may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares directly held by MIHI LLC.

(17)	Includes 55,114 shares of common stock held by MS Hercules LLC and 150,000 shares underlying 300,000 Private Warrants held by Mr. Schloss. Mr. Schloss may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares directly owned by MS Hercules LLC.

(18)	Includes 5,000 shares underlying 10,000 Private Warrants. Michael Goor has sole voting and investment power over the shares.

(19)	The senior equity partners of Mishcon de Reya LLP, may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares directly held by Mishcon de Reya LLP.

(20)	Includes shares and shares underlying Private Warrants acquired by the Investors from the Hydra Sponsor in connection with the Business Combination.

(21)	Includes shares and shares underlying Private Warrants acquired by the Sponsors and insiders in connection with the Company’s formation, initial public offering and the Business Combination.

(22)	Reflects shares acquired by service providers in partial compensation for services rendered to the Company in connection with the initial public offering, Business Combination and/or other matters.

(23)	Reflects shares issued as consideration in connection with the Business Combination.

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Material Relationships with Selling Stockholders

Except as described below, there have been no material relationships between us and the selling stockholders during the last three years.

●	A. Lorne Weil has been our Executive Chairman since the Business Combination and was previously Chief Executive Officer of Hydra Industries Acquisition Corp.

●	George Peng has been a Vice President since the Business Combination and was previously Chief Financial Officer of Hydra Industries Acquisition Corp.

●	Hydra Industries Sponsor LLC, an affiliate of A. Lorne Weil, sponsored our IPO. Pursuant to a stockholders agreement with the Company, which was entered into in connection with the Business Combination (the “Stockholders Agreement”), the Hydra Sponsor (i) has the right to designate one (1) director to the Company’s Board and (ii) together with the Macquarie Sponsor, has the right to co-designate two (2) directors to the Company’s Board.

●	Luke Alvarez is the former President and Chief Executive Officer of the Company.

●	Landgame S.à r.l had the right to designate directors to the Company’s Board under the Stockholders Agreement until December 23, 2020 when it entered into a termination agreement with respect thereto in connection with its agreement to transfer legal title of its shares to The Landgame Trust pursuant to a trust agreement dated December 23, 2020. In addition, in connection with the trust agreement, the trustee entered into a voting agreement with the Company which provides that the trustee shall vote shares held by The Landgame Trust, or authorize a proxy or proxies to vote such shares, in proportion to the votes of all other stockholders of the Company represented in person or by proxy at each meeting of the stockholders of the Company (i.e., mirror voting).

●	MIHI LLC sponsored our IPO. Pursuant to the Stockholders Agreement, MIHI LLC (our Macquarie Sponsor), together with the Hydra Sponsor, has the right to co-designate two (2) directors to the Company’s Board. Macquarie Corporate Holdings Pty Limited (UK Branch), an affiliate of the Macquarie Sponsor, is one of the lending parties with respect to our senior secured term loans and revolving credit facility under our senior facilities agreement dated September 27, 2019 as amended and restated on June 25, 2020.

●	Eric Carrera has been employed as Manager of Finance/M&A since the Business Combination.

●	Ellenoff Grossman & Schole LLP provided legal services in connection with our IPO and other legal matters and remains a service provider.

●	Mishcon De Reya LLP provided legal services in connection with our Business Combination and remains a service provider.

●	HGV Fund purchased promissory notes issued by a subsidiary of the Company pursuant to a Note Purchase Agreement and Guaranty, dated August 13, 2018, which were repaid in October 2019. HGV Fund is also a stockholder and investor in Leisure Acquisition Corp., a special purpose acquisition company affiliated with two members of our management.

Gaming Regulatory Limitations on Transfers, Ownership – Unsuitable Persons

We and our stockholders may be subject to certain restrictions on share transfers and ownership imposed by various gaming or gambling authorities in the jurisdictions in which we conduct our business. You may not purchase any common stock pursuant to this offering if you are required to obtain prior clearance or approval from any state, federal or foreign regulatory authorities to own or control the shares and if, at the time this offering expires, you have not obtained such clearance or approval. The Company’s common stock is transferable only subject to the provisions of applicable gaming laws, and may be subject to compliance with the requirements of other laws pertaining to licenses held directly or indirectly by us. The owners of common stock sold in this offering may be required by regulatory authorities to possess certain qualifications and may be required to dispose of their common stock if the owner does not possess such qualifications.

Pursuant to our charter, we may redeem the shares of capital stock owned or controlled by a stockholder or its affiliates to the extent required by the relevant gaming authority making a determination of unsuitability, or to the extent the board of directors determines, in its sole discretion, that a person is likely to jeopardize the Company’s or any affiliate’s application for, receipt of approval for, right to the use of, or entitlement to, any gaming license. The redemption price would be determined either by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price to be paid, by our board of directors, which would determine the price based on the fair value of the securities to be redeemed; provided, however, that the price per share represented by the redemption price shall in no event be in excess of the closing sales price per share of the Company’s shares on the principal national securities exchange on which such shares are then listed on the trading date on the day before we notify the holder of such redemption. The redemption price may be paid in cash, by promissory note, or both as required pursuant to the terms established by the applicable gaming authority and, if there are no such terms, as we elect.

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PLAN OF DISTRIBUTION

We are registering up to 16,974,079 shares of our common stock for possible sale by the selling stockholders. These shares include 5,539,615 shares of our common stock that underlie our Private Warrants and may be issued by us upon the exercise of the Private Warrants by the holders thereof. Additionally, this prospectus relates to the issuance of up to 3,999,950 shares underlying our Public Warrants. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above under “Selling Security Holders” and donees, pledgees, transferees or other successors-in-interest selling shares received from such selling stockholders as a gift, pledge or other transfer after the date of this prospectus.

The selling stockholders may offer and sell all or a portion of the shares covered by this prospectus from time to time, in one or more or any combination of the following transactions:

●	on Nasdaq, in the over-the-counter markets or on any other national securities exchange on which our shares are listed or traded;

●	in privately negotiated transactions;

●	in underwritten transactions;

●	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

●	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

●	through the distribution of the common stock by any selling stockholder to its partners, members or stockholders;

●	in short sales entered into after the effective date of the registration statement of which this prospectus is a part; and

●	“at the market” or through market makers or into an existing market for the shares.

The selling stockholders may sell the shares at market prices then prevailing, prices related to the-then prevailing market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on Nasdaq or any other exchange or market.

The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, or in reliance on other available exemptions from the registration requirements of the Securities Act, provided that in each such instance they meet the criteria and conform to the requirements of the applicable exemptions. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents.

The selling stockholders and any underwriters, dealers or agents participating in a distribution of shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

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We and the selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the common stock, including liabilities under the Securities Act. Upon our notification by a selling stockholder of an expected transaction in our common stock, we may file a supplement to this prospectus or an amendment to the registration statement of which this prospectus forms a part, disclosing certain material information, including:

●	the name of the selling stockholder;

●	the number of shares being offered;

●	the terms of the offering;

●	the names of the participating underwriters, broker-dealers or agents;

●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or re-allowed to or paid by any underwriters to dealers;

●	the public offering price; and

●	other material terms of the offering.

In addition, upon being notified by a selling stockholder that a donee, pledgee, transferee or other successor-in-interest intends to sell shares, we will, to the extent required, file a supplement to this prospectus to name specifically such person as a selling stockholder.

We and the selling stockholders are subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer in a transaction subject to such guidelines may not exceed specified limits determined by FINRA.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

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DESCRIPTION OF CAPITAL STOCK

The following summary of the material provisions of our capital stock is based on and qualified by our Second Amended and Restated Certificate of Incorporation (the “Charter”), our Bylaws, and our Warrant Agreement dated October 24, 2014 between the Company and Continental Stock Transfer & Trust Company (“Warrant Agreement”) each of which is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The summary below is also qualified by reference to provisions of the Delaware General Corporation Law (“DGCL”).

Authorized Stock

Our Charter authorizes the issuance of 50,000,000 shares, consisting of 49,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), and 1,000,000 shares of preferred stock, $0.0001 par value (“Preferred Stock”).

Common Stock

As of May 21, 2021, there were 23,218,323 shares of Common Stock issued and outstanding. The outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Voting Power

Except as otherwise required by law or as provided in any certificate of designation for any series of Preferred Stock, the holders of Common Stock possess all the voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share held of record on matters to be voted on by stockholders.

Dividends

Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions, provided that such holder is not an Unsuitable Person (as defined below).

Liquidation, Dissolution and Winding-Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of our Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of our creditors and the rights of holders of Preferred Stock, if any, have been satisfied.

Preemptive or Other Rights

There are no sinking fund provisions applicable to the Common Stock. Our stockholders have no preemptive or other subscription rights.

Preferred Stock

Our board of directors has the authority to issue up to an aggregate of 1,000,000 shares of Preferred Stock in one or more series, and to fix the designations, preferences, rights, qualifications, limitations and restrictions thereof or thereon, without any further vote or action by the stockholders. No shares of Preferred Stock are outstanding as of May 21, 2021.

Gaming and Regulatory Matters – Unsuitable Persons

Our Charter provides the Company with the ability to restrict securities ownership by persons (“Unsuitable Person”) who fail to comply with informational or other regulatory requirements under applicable gaming laws, who are found unsuitable to hold the Company’s securities by gaming authorities or who could by holding the Company’s securities cause the Company or any affiliate to fail to obtain, maintain, renew or qualify for a license, contract, franchise or other regulatory approval from a gaming authority.

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Specifically, pursuant to our Charter, we may redeem the shares of capital stock owned or controlled by a stockholder or its affiliates to the extent required by the relevant gaming authority making a determination of unsuitability, or to the extent our board of directors determines, in its sole discretion, that a person is likely to jeopardize the Company’s or any affiliate’s application for, receipt of, approval for, right to the use of, or entitlement to, any gaming license. The redemption price would be determined either by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price to be paid, by our board of directors, which would determine the price based on the fair value of the securities to be redeemed; provided, however, that the price per share represented by the redemption price shall in no event be in excess of the closing sales price per share of the Company’s shares on the principal national securities exchange on which such shares are then listed on the trading date on the day before we notify the holder of such redemption. The redemption price may be paid in cash, by promissory note, or both as required pursuant to the terms established by the applicable gaming authority and, if there are no such terms, as we elect.

Warrants

As of May 21, 2021, there were 19,079,130 Warrants outstanding exercisable for 9,539,565 shares of Common Stock, consisting of 7,999,900 Public Warrants and 11,079,230 of Private Warrants.

Public Warrants

The Company’s Public Warrants were originally issued as part of the units sold in the Company’s IPO. Pursuant to the terms of the Warrant Agreement, each such warrant entitles the registered holder to purchase one-half of one share of our Common Stock at a price of $5.75 (or $11.50 per whole share), subject to adjustment as discussed below. Such warrants may be exercised only for a whole number of shares of our Common Stock. The Public Warrants became exercisable on January 23, 2017 and will expire five years after the completion of our Business Combination, at 5:00 p.m., New York City time on December 23, 2021, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying such warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No such warrant will be exercisable, and we will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered and qualified under the securities laws of the state of the exercising holder, unless exemptions therefrom are available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and may expire worthless. In no event will we be required to net cash settle any Public Warrant.

We will use our best efforts to maintain the effectiveness of a registration statement, and a current prospectus relating thereto, until the expiration or redemption of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or qualify the underlying shares under state blue sky laws.

We may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register the underlying securities for sale or qualify then under applicable state securities laws.

We have established the last of the redemption conditions discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $24.00 redemption trigger price as well as the warrant exercise price of $5.75 per one-half of one share ($11.50 per whole share) after the redemption notice is issued.

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If we call the Public Warrants for redemption as described above, our management will have the option to require holders that wish to exercise their warrants to do so on a “cashless basis.” In determining whether to require holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Common Stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below), by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Common Stock to be received upon exercise of the warrants, including the fair market value in such case. If we call our warrants for redemption and our management does not take advantage of this option, the initial purchasers of the private placement warrants and their permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above.

A holder of a Public Warrant may notify us in writing in the event the holder elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as such holder may specify) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, a split of shares of common stock or other similar event, then, on the effective date of such stock dividend, split or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of Common Stock entitling holders to purchase shares of Common Stock at a price less than the fair market value will be deemed to be a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) multiplied by (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes: (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, and (ii) fair market value means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time that the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock on account of such shares of Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of our Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

16

In case of any reclassification or reorganization of the outstanding shares of our Common Stock (other than those described above or that solely affect the par value of such shares of Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and which does not result in any reclassification or reorganization of our outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate (within the meaning of Rule 12b-2 under the Exchange Act) of such maker and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of Common Stock, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus the Black Scholes value (as defined in the Warrant Agreement) of the warrant.

The Public Warrants were issued in registered form under the Warrant Agreement with Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Agreement for a complete description of the terms and conditions applicable to the warrants. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price by certified or official bank check payable to us (or on a cashless basis, if applicable), for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Common Stock nor any voting rights until they exercise their warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Private Warrants

The Company’s Private Warrants are identical to the Public Warrants sold in the IPO, including as to exercise price, exercisability and exercise period, except that, if held by the initial private placement purchasers or their permitted assigns, they (a) may be exercised for cash or on a cashless basis; and (b) are not subject to being called for redemption. If the Private Warrants are held by holders other than the initial private placement purchasers or their permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

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If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Certain Anti-Takeover Provisions of Our Charter and Bylaws and Certain Provisions of Delaware Law

The Company’s Charter and Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our Preferred Stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	specifying the Court of Chancery of the State of Delaware as the exclusive forum for adjudication of disputes;

●	controls over the procedures for the conduct and scheduling of stockholder meetings; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, singly or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Common Stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding Common Stock. Any provision of our Charter or Bylaws, or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock and could also affect the price that some investors are willing to pay for our Common Stock.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or any issuer, such as the Company, that has been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC, which in the case of the Company was filed promptly after completion of the Business Combination.

As a result of the foregoing, Rule 144 was not available for the resale of our securities until one year after the filing of the Form 10 information included in the 8-K that the Company filed with the SEC with respect to the Business Combination on December 30, 2016.

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Under Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months may be entitled to sell such shares, provided that such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale; and we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of:

●	1% of the total number of shares of common stock then outstanding, or

●	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions, notice requirements and requirements as to the availability of current public information about us.

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LEGAL MATTERS

Unless otherwise indicated in the relevant prospectus supplement, the validity of the securities offered under this prospectus will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. If legal matters in connection with offerings made under this prospectus are passed on by counsel for selling stockholders or underwriters, dealers or agents, if any, such counsel will be named in the relevant prospectus supplement.

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EXPERTS

The audited consolidated balance sheets of Inspired Entertainment, Inc. and Subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows for the years ended December 31, 2020 and 2019, and the related notes thereto, appear in our Annual Report on Form 10-K/A as of and for the year ended December 31, 2020 and are incorporated herein by reference, in reliance upon the report of Marcum LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, we have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement, including its exhibits and schedules. For further information about us and the securities described in this prospectus, you should refer to the registration statement, its exhibits and schedules. The SEC maintains a website that contains our reports, proxy statements and other information. The address of that website is www.sec.gov. Additionally, you may access our filings with the SEC through our website at www.inseinc.com. The information on our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information that we file later and incorporate by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We have filed the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed on March 29, 2021, as amended on May 10, 2021 (our “Annual Report”);

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed on May 14, 2021;

●	our Current Reports on Form 8-K filed on May 10, 2021, May 10, 2021, May 12, 2021, May 13, 2021 and May 20, 2021 (excluding any information deemed furnished and not filed pursuant to Item 2.02 or Item 7.01 of such Current Report on Form 8-K); and

● the descriptions of our securities contained as an exhibit to our Annual Report.

In addition, all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of our securities shall be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Securities Exchange Act of 1934, as amended.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Inspired Entertainment, Inc.

250 West 57th Street, Suite 415

New York, New York 10107

Attention: Corporate Secretary

(646) 565-3861

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20,974,029 Shares

Inspired Entertainment, Inc.

Common Stock

PROSPECTUS

May 24, 2021